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                                NONQUALIFIED
                           STOCK OPTION AGREEMENT

          This Option Agreement (the "Agreement") is made as of the 30th day of June, 2003, between Mueller Industries, Inc., a Delaware corporation (the "Company"), and Michael O. Fifer (the "Optionee").

          WHEREAS, the Company desires to afford the Optionee the opportunity to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

          NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Definitions.

          "Committee" shall mean members of the Company's 2002 Stock Option Plan Committee.

          2. Grant of Options. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to, but not exceeding in the aggregate, 20,000 shares of Common Stock, on the terms and conditions herein set forth.

          3. Purchase Price. The purchase price of each share of Common Stock covered by the Option shall be $27.06 (the "Purchase Price").

          4. Term of Options. The term of the Option shall be ten (10) years from the date hereof, subject to earlier termination as provided in
Section 6 hereof.

          5. Vesting of Options. The Option, subject to the terms, conditions and limitations contained herein, shall vest and become exercisable with respect to the shares of Common Stock in accordance with the following installments: as to 20% on the underlying shares of Common Stock on the first anniversary of the date hereof, and an additional 20% on each of the succeeding three anniversaries of the date hereof, as to the remaining 20% of the underlying shares of common stock on the fifth anniversary of the date hereof; provided that, with respect to each such installment, the Optionee has remained in continuous employment with the Company from the date hereof through the date such installment is designated to vest.

          6. Termination of Employment. In the event the Optionee's employment with the Company is terminated for any reason other than death or disability (within the meaning of Section 22(e)(3) of the Code), the Option shall immediately lapse as of the date of such termination whether or not exercisable on such date. In the event the Optionee's employment with the Company is terminated by reason of the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), the Option shall remain exercisable for a period of up to twelve months after termination of




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employment, to the extent exercisable at the time of termination of employment, and shall lapse as to any shares of Common Stock for which it has yet to become exercisable as of the date of such termination of employment.

          7. No Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon the exercise of an Option until the date of issuance to the Optionee of a certificate evidencing such shares of Common Stock. No adjustments, other than as provided in Section 7 of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such shares of Common Stock is issued.

          8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Secretary of the Company at the Company's principal executive offices. Such notice shall state the election to exercise the Option and the number of Common Shares in respect of which the Option is being exercised, shall be signed by the person or persons so exercising the Option and shall either:

          (a) be accompanied by payment in full of the Purchase Price for such shares of Common Stock; or

          (b) fix a date, not less than five (5) nor more than ten (10) business days from the date such notice shall be delivered to the Company, for the payment in full of the Purchase Price for such shares of Common Stock.

          Payment of such Purchase Price shall be made in United States dollars by payable to the order of the Company. Subject to such procedures and rules as may be adopted from time to time by the Committee, the Optionee may also pay such Purchase Price by (i) tendering to the Company shares of Common Stock (held by the Optionee for at least six months prior to such delivery) with an aggregate Fair Market Value on the date of exercise equal to such Purchase Price, (ii) delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell shares of Common Stock and to deliver promptly to the Company an amount sufficient to pay such Purchase Price, or (iii) any combination of the methods of payment described in clauses (i) and (ii) and in the preceding sentence. The certificate for shares of Common Stock as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

          9. Income Tax Withholding. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of the Option and the issuance of the shares of Common Stock, including, but not limited to, retaining shares of Common Stock otherwise to be delivered upon exercise, deducting the amount of any such withholding taxes from any other amount then or thereafter payable by the Company, or any Subsidiary, to the Optionee, or



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requiring the Optionee, or the beneficiary or legal representative of the
Optionee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

          10. Non-Transferability. Unless otherwise determined by the Committee, this Option is not assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee. The Option shall not be subject to execution, attachment or other process.

          11.  Further Conditions to Exercise.

          (a.) The obligation of the Company to issue shares of Common Stock pursuant to the exercise of the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any of the provisions hereof, the Optionee may not exercise the Option, and the Company will be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to the exercise of any Option unless such exercise, offer or sale shall be properly registered pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act") with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall use reasonable efforts to register the offer or sale of shares of Common Stock underlying the Option pursuant to the Securities Act and to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority. If the shares of Common Stock offered for sale or sold under any Option are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

          (b.) The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Common Stock subject to the Option which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Common Stock of the Company either upon exercise of the Option or shares of Common Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares.

          (c.)  For purposes of this Agreement, the term "Cause" shall mean
(i) Optionee's continued failure to substantially perform his employment duties, (ii) the engaging by Optionee in willful misconduct injurious to the Company, or (iii) the commission by the Optionee of an act of moral




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turpitude which is punishable as a felony.  For purposes of this Agreement, the term "Noncompetitive Action" shall mean (i) the Optionee's taking action which would, assuming Optionee were a party to the Company's standard Employee Confidentiality and Non-Solicitation Agreement, violate the terms of such agreement (whether or not Optionee has actually executed such agreement), or (ii) engaging by the Optionee in willful conduct which benefits a direct competitor of the Company or is demonstrably injurious to the Company.

            (d.) If the Optionee employment with the Company is terminated for "Cause" (as defined herein), then to the extent the Optionee exercised any Options within the six month period preceding such termination, the Optionee will be required to repay to the Company (and the Optionee agrees to repay as a condition of exercise) the difference between (a) the average of the high and low selling prices of the Common Stock on the exercise date and (b) the exercise price per share, multiplied by the number of shares for which the Option was exercised. The Committee will determine whether an Optionee's employment is terminated for Cause. However, the Committee, in its discretion, may choose not to enforce the foregoing provisions in the case of any particular Optionee.

          (e.) In the event that the outstanding shares of Common Stock or the capital structure of the Company are changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock spilt, reverse stock spilt, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, the Committee may make such appropriate adjustment to the number of shares of Common Stock subject to the Option and the Purchase Price as determined by the Committee, in its sole discretion, to be appropriate. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as optionee would have been entitled to receive upon the occurrence of any such corporate event, the holder of the number of shares of Common Stock covered by the unexercised portion of the Option; provided however, that if any such event occurs or if the Company enters into an agreement to undertake any such event, the Committee may, in its sole discretion, cancel the Option and pay to the Optionee, in cash or stock, or any combination thereof, the value of such option as determined by the Committee based on the price per share of Common Stock received or to be received by the stockholders of the Company upon such event. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

          (f.) This agreement shall be administered by the Committee. The Committee shall have the authority, in its discretion, to interpret this Agreement, to prescribe, amend and rescind rules and regulations relating to this Agreement, to accelerate the vesting of the Option, and to make all other determinations and take all other actions necessary or advisable for the administration of the Agreement. The Committee's determinations on all matters relating to the Agreement shall be conclusive.




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          (g.)  If the Optionee's employment with the Company is terminated for any reason other than Cause, and within the following six months the Optionee engages in Noncompetitive Action, then to the extent the Optionee has exercised any Options within the period beginning six months prior to the Optionee's termination of employment with the Company and ending on the date the Optionee engages in Noncompetitive Action, the Optionee will be required to repay the Company (and the Optionee agrees to so repay as a condition to exercise) the difference between (a) the average of the high and low selling prices of the Common Stock on the exercise date and (b) the exercise price per share, multiplied by the number of shares for which the Option was exercised. The Committee will determine whether an Optionee has engaged in a Noncompetitive Action. However, the Committee, in its discretion, may choose not to enforce the foregoing provisions with respect to Noncompetitive Action.

          12. Nonqualified Stock Option. The Option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

          13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

          14. Not a Contract of Employment. Nothing contained in this Agreement shall be deemed to confer upon the Optionee any right to remain in the employ of the Company or of any subsidiary thereof.

          15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State.

          16. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                       MUELLER INDUSTRIES, INC.

                                       By:/s/William D. O'Hagan
                                       Name:  William D. O'Hagan
                                       Title: Chief Executive Officer


                                       OPTIONEE

                                       /s/Michael O. Fifer
                                       Name: Michael O. Fifer








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